Exhibit 3(ii)

                                     BYLAWS
                                       OF

                               KNIGHT-RIDDER, INC.
                               -------------------

                        (As Amended Through May 12, 1999)

                                    ARTICLE I
                                  Shareholders
                                  ------------


         SECTION 1 - ANNUAL MEETING: The annual meeting of the shareholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Company or at such other place as may be designated by the Board of Directors and specified in the notice of such meeting, at such time and upon such date during the months of April or May in each year as the Board of Directors may determine.

         SECTION 2 - SPECIAL MEETING: Special meetings of the shareholders of the Company may be held on any business day, when called by the Chairman of the Board, the Vice Chairman of the Board, the President, or a Vice President, or by the Board acting at a meeting, or by a majority of the directors acting without a meeting, or by persons who hold ten percent (10%) of all shares outstanding and entitled to vote thereat. Upon request in writing, delivered either in person or by registered mail to the Chairman of the Board, the Vice Chairman of the Board, the President, or the Secretary, by any persons entitled to call a meeting of shareholders, which request shall state the objects for which the meeting is to be called, and the business considered and transacted at any such meeting called on the request of shareholders shall be confined to the objects stated in such request, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than ten (10) nor more than sixty (60) days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen (15) days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Bylaws, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between 9:00 o'clock A.M. and 4:00 o'clock P.M. and shall be at the principal office of the Company in San Jose, California, unless the same is called by the directors, acting with or without a meeting, in which case such meeting may be

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held at any place either within or without the State of Florida designated by the directors and specified in the notice of such meeting.

         SECTION 3 - NOTICE OF MEETINGS: Not less than ten (10) nor more than sixty (60) days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary, or any other person or persons required or permitted by law to give such notice. The notice shall be given by personal delivery or by first-class mail to each shareholder entitled to notice of the meeting who is of record as of the day preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date, if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company. Notice of the time, place and purpose of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting by any shareholder, which writing shall be filed with or entered upon the records of the meeting.

         SECTION 4 - QUORUM: ADJOURNMENT: Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Company present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Bylaws to be authorized or taken by a designated proportion of the shares of the Company may be authorized or taken by a lesser proportion; and, provided further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place which is adjourned are fixed and announced at such meeting unless a new record date is established, in which event a new notice for the adjourned meeting shall be given in accordance with Section 3 of this Article.

         SECTION 5 - PROXIES: Any shareholder entitled to vote or express his consent or dissent at a meeting of the shareholders may do so in person or may be represented by proxy, appointed by an instrument in writing, signed by the shareholder or by his duly authorized attorney-in-fact.

         SECTION 6 - APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND BOARD:
Except as otherwise provided by the Articles of Incorporation or by law, any

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                                       3

contract, act, or transaction, prospective or past, of the Company, or of the Board, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders of the holders of shares entitling them to exercise a majority of the voting power of the Company, and such approval or ratification shall be as valid and binding as though affirmatively voted for by every shareholder of the Company."

         SECTION 7 - NOTIFICATION OF SHAREHOLDER BUSINESS: All business properly brought before an annual meeting shall be transacted at such meeting. Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder of record entitled to vote at such meeting if written notice of such shareholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the principal office of the Company in San Jose, California not later than one hundred twenty (120) days prior to the anniversary date of the Company's proxy statement relating to the immediately preceding annual meeting. Each notice given by such shareholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the shareholder who intends to propose such business; (C) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such shareholder notice, a representation that the shareholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the shareholder in such business. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7; and, if the Chairman should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE II
                                     Shares
                                     ------

         SECTION 1 - FORM OF CERTIFICATES AND SIGNATURES: The shares of the Company shall be represented by certificates unless the Board shall by

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resolution provide that some or all of any class or series of stock shall be uncertified shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the company. Notwithstanding the adoption of any resolution providing for uncertificated shares, each holder of shares is entitled to one or more certificates, signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary of the Company, which shall certify the number and class of shares held by him in the company, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Company may be facsimile, engraved, stamped or printed. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         SECTION 2 - TRANSFER OF SHARES: Shares of the Company shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, and, where represented by certificates, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

         SECTION 3 - LOST, STOLEN, OR DESTROYED CERTIFICATES: The Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed or claimed as abandoned property by an appropriate governmental representative and the Board may, in its discretion, require the owner or high legal representatives, to give the Company a bond continuing such terms as the Board may require to protect the Company or any person injured by the execution and delivery of a new certificate.

         SECTION 4 - TRANSFER AGENTS AND REGISTRARS: The Board may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board shall have the authority to make all such

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                                       5

rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Company.

         SECTION 5 - FIXING A RECORD DATE: For any lawful purpose, including without limitation, the determination of the shareholders who are entitled to:

         (1)      Receive notice of or to vote at a meeting of shareholders,

         (2)      Receive payment of any dividend or distribution,

         (3) Receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or

         (4)      Participate in the execution of waivers or releases,

the Board may fix a record date which shall not be more than sixty (60) days (nor less than ten (10) days in the case provided by the clause (1) above) preceding the date of the meeting of shareholders or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meetings, unless the Board or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called.

         SECTION 6 - CONTROL SHARE REDEMPTION: The Company is authorized to redeem control shares acquired in a control-share acquisition to the fullest extent permitted by Section 607.109 of the Florida General Corporation Act as the same now exists or as it may be hereafter amended from time to time. Any such redemption shall be made at the direction of, and in the manner prescribed by, the Board of Directors. For purposes of this Section 6, the terms 'control shares' and 'control-share acquisition' shall have the meanings ascribed to them by Section 607.109 of the Florida General Corporation Act.

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                                       6

                                   ARTICLE III
                               Board of Directors
                               ------------------

         SECTION 1 - AUTHORITY: Except where the law, the Articles of Incorporation, or these Bylaws require action to be authorized or taken by the shareholders, all of the authority of the Company shall be exercised by the directors.

         SECTION 2 - NUMBER OF; QUALIFICATIONS: The Board of Directors of the Company shall consist of such number of directors as may be determined from time to time by resolution adopted by the Board of Directors, except that such number shall not be less than (10) nor more than twenty (20); no reduction in the number of directors shall of itself have the effect of shortening the term of an incumbent member.

         SECTION 3 - ELECTION OF DIRECTORS; VACANCIES: The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders, at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors, and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy or vacancies in the Board, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term.

         SECTION 4 -_NOTIFICATION OF NOMINATIONS: Subject to the rights of the holders of any one or more series of Preference Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such shareholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the principal office of the Company in San Jose, California not later than (i) in the case of an annual meeting, one hundred twenty (120) days prior to the anniversary date of the Company's proxy statement relating to the immediately preceding annual meeting and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the special meeting. Each notice given by such shareholder shall set forth: (A) the name and address of the shareholder who intends to make the

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nomination and of the person or persons to be nominated; (B) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such shareholder notice, a representation that the shareholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 4; and, if the Chairman should so determine and declare, the defective nomination shall be disregarded.

         SECTION 5 - TERM OF OFFICE; RESIGNATIONS: Directors shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death. Any director may resign at any time, by oral statement to that effect made at a meeting of the Board or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the director may specify.

         SECTION 6 - MEETINGS: Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Other meetings of the Board may be held at any time within or without the State of Florida in accordance with the resolutions or other action by the Board. The Secretary shall give written notice of the time and place of all meetings of the Board of Directors, other than the organization meetings, to each member of the Board at least two (2) days before the meeting.

         SECTION 7 - QUORUM; ADJOURNMENT: A quorum of the Board shall consist of a majority of the directors then in office; provided that a majority of the

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directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Bylaws otherwise expressly provided.

         SECTION 8 - APPOINTMENT OF COMMITTEES: The Board of Directors may appoint such committees, in addition to the Executive Committee, as it may consider proper, and such committees shall exercise such powers and duties as the Board from time to time may prescribe, subject to the Articles of Incorporation, these Bylaws, and applicable law.

         SECTION 9 - CONTRACTS: No contracts or other transaction between the Company and one or more of its directors or any other corporation, firm, association, or entity shall be made void or voidable by the fact that directors of the Company are financially interested in, or are directors or officers of such other corporation, firm, association, or entity if, at the meeting of the Board, or of the committee of the Company making, authorizing, or confirming such contract or transaction, the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies such contract or transaction by a vote or consent sufficient for the purpose without counting the vote or consent of such interested director; or, if the fact of such relationship or interest is disclosed or known to shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote; or, the contract or transaction is fair and reasonable as to the Company at the time it is authorized by the Board, committee, or the shareholders. The interested director or directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE IV
                               Executive Committee
                               -------------------

         SECTION 1 - MEMBERSHIP; APPOINTMENT: The Board may appoint not less than three (3) directors, one of whom shall be the Chief Executive Officer, who together shall constitute the Executive Committee. The directors may appoint one or more directors as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. Vacancies in the Executive Committee may be filled at any meeting of the Board.

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         SECTION 2 - POWERS: DUTIES: The Executive Committee shall advise with and aid the officers of the Company in all matters concerning its interests and the management of its business. When the Board is not in session, the Executive Committee shall have and may exercise all the powers of the Board, so far as such may be delegated legally, with reference to the conduct of the business of the Company, except that the Executive Committee shall not take any action to:

         (a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders.

         (b) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise.

         (c) Fill vacancies on the Board of Directors or any committee thereof.

         (d)      Amend the Bylaws.

         (e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

         (f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize the Executive Committee to fix the terms of any contract for the sale of the share and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State under the applicable law.

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                                       10

         SECTION 3 - MEETINGS: Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee from time to time may fix. Other meetings of the Executive Committee may be called by any member thereof either by oral, telegraphic or written notice not later than the day prior to the date set for such meeting. Such notice shall state the time and place of the meeting and if by telegraph or in writing shall be addressed to each member at his address as shown by the records of the Secretary. Upon request by any member, the Secretary shall give the required notice calling the meeting.

         SECTION 4 - QUORUM: At any meeting of the Executive Committee, three
(3) members shall constitute a quorum. Any action of the Executive Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present and, in any event, shall require not less than three (3) affirmative votes.

         SECTION 5 - RECORD OF MEETINGS: The Executive Committee shall appoint its Secretary who shall keep the minutes of the meetings of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board from time to time for their information.

                                    ARTICLE V
                                    Officers
                                    --------

         SECTION 1 - ELECTION AND DESIGNATION OF OFFICERS: The executive officers of the Company shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and Controller, all of whom shall be elected by the Board at its annual meeting. The Chairman of the Board, the Vice Chairman of the Board or the President shall be the Chief Executive Officer of the Company as shall be determined by the Board of Directors from time to time. There may also be one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and such other officers as may from time to time be elected by the Board. The Chairman of the Board, the Vice Chairman of the Board and the President shall be directors, but no one of the other officers need be a director. Any two (2) or more such offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged, or verified by two (2) or more officers.

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         SECTION 2 - TERM OF OFFICE: VACANCIES: The officers of the Company shall hold office until the next organization meeting of the Board and until their successors are elected, except in case of resignation, death, or removal. The Board, without prejudice to the contract rights of such officer, may remove any officer at any time with or without cause by a two-thirds (2/3) vote of the members of the Board then in office. The Board may fill any vacancy in any office occurring from whatever reason, may delegate to one (1) or more officers any of the duties of any officer or officers and prescribe the duties of any officer.

         SECTION 3 - CHIEF EXECUTIVE OFFICER - DUTIES: The Chief Executive Officer of the Company shall have general charge of the business affairs, and property of the Company and control over its officers, agents, and employees. He shall, in general, perform all duties and have all powers incident to the position of Chief Executive Officer and shall perform such other duties and have such other powers as from time to time may be prescribed to him by these Bylaws or by the Board of Directors.

         SECTION 4 - CHAIRMAN OF THE BOARD - DUTIES: The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall have such duties and powers as may be prescribed for him from time to time by the Board of Directors.

         SECTION 5 - VICE CHAIRMAN OF THE BOARD - DUTIES: The Vice Chairman of the Board shall perform such duties as may be prescribed for him from time to time by the Board of Directors or by the Chief Executive Officer of the Company.

         SECTION 6 - PRESIDENT - DUTIES: The President shall perform such duties as may be prescribed for him from time to time by the Board of Directors or by the Chief Executive Officer of the Company.

         SECTION 7 - VICE PRESIDENT - DUTIES: Each Vice President shall have the powers and duties incident to that office and shall have such other duties as may be prescribed from time to time by the Board of Directors or Chief Executive Officer. In case of the absence or disability of the President, or when circumstances prevent the President from acting, a Vice President of the Company shall perform all the duties and possess all the authority of the President, and shall have priority in the performance of such duties and exercise of such authority in the order of their election by the Board. Each Vice President may sign and execute on behalf and in the name of the Company bonds, contracts, instruments and documents authorized by the Board.

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         SECTION 8 - SECRETARY - DUTIES: The Secretary shall attend all meetings of the shareholders and of the Board, and act as Secretary thereof and shall keep the minutes thereof in books of the Company provided for that purpose, and when required he shall perform like duties for the standing committees, if any, elected or appointed by the Board; he shall see that proper notice, when required, is given of all meetings of the shareholders and of the Board; he may sign with the Chairman of the Board, Vice Chairman of the Board, the President or any Vice President on behalf and in the name of the Company all contracts and other instruments authorized by the Board or the Executive Committee; he may sign or his facsimile signature may be used to sign certificates for shares of the capital stock of the Company; he shall keep in safe custody the seal of the Company and whenever authorized by the Board or the Executive Committee, shall attest and affix the seal to any contract or other instrument requiring the same; he shall keep in safe custody all contracts and such books, records and other papers as the Board of the Executive Committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours, and he shall in general perform all the duties usually incident to the office of Secretary, subject to the control of the Board and the Executive Committee.

         SECTION 9 - TREASURER - DUTIES: The Treasurer shall have the care and custody of all funds and securities of the Company and deposit such funds in the name of the Company in such bank or banks as the Board or the Executive Committee may designate. The Treasurer is authorized to sign all checks, drafts, notes, bills of exchange, orders for the payment of money and any negotiable instruments of the Company, but no instruments shall be signed in blank. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, the Executive Committee, or the Chief Executive Officer. The Treasurer shall give such bonds for the faithful performance of his duties as the Board or the Executive Committee or the Chief Executive Officer may determine, and shall perform such other duties as may be incident to the office of Treasurer.

         SECTION 10 - CONTROLLER - DUTIES: The Controller shall keep or cause to be kept books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the Company in conformity with accepted methods of recording economic events and in conformity with generally accepted accounting principles. The Controller shall prescribe policies and procedures necessary to devise and maintain adequate systems of internal accounting controls. The Controller shall at all reasonable times

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exhibit the books and accounts to any director, and also, provided the Board or
Executive Committee or the Chief Executive Officer so orders, to any shareholder of the Company upon application at the office of the Company by such shareholder during business hours; and the Controller shall give such bond for the faithful performance of his duties as the Board or the Executive Committee or the Chief Executive Officer may determine, and shall perform such other duties as may be incident to the office of the Controller.

         SECTION 11 - OTHER OFFICERS - DUTIES: The Assistant Secretaries, the Assistant Treasurers and Assistant Controllers, if any, in addition to such authority and duties as the Board may determine shall have such authority and perform such duties as may be directed by their respective principal officers.

                                   ARTICLE VI
                                  Compensation
                                  ------------

         The Board, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation which may include pension, disability and death benefits, for services to the Company by directors and officers or to delegate such authority to one or more officers and directors.


                                   ARTICLE VII
                                 Indemnification
                                 ---------------

         The Company shall indemnify any person who is made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) by reason of the fact that he is or was a director or officer of the Company or, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent permitted by the laws of Florida as from time to time in effect. The Company may, if it so determines in a specific case, indemnify other employees or agents of the Company in the same manner and to the same extent.

         Expenses (including counsel fees) incurred by an officer or director in defending any pending, threatened, or completed action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) shall be paid by the Company in advance of the determination of such officer's or director's entitlement to indemnification

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                                       14

promptly upon receipt of an undertaking by or on behalf of such officer or director to repay amounts so advanced in the event and to the extent that such officer or director is ultimately found not to be entitled to indemnification by the Company as authorized by this Article. Such amounts incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, upon approval of such officer or director, authorize the Company's counsel to represent such officer or director, in any action, suit or proceeding, whether or not the Company is a party thereto.

         All rights to indemnification and advances under this Article shall be deemed to be a contract between the Company and each director, officer, employee or agent of the Company who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Florida General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification and to such advances of such director, officer, employee or agent or the obligations of the Company arising hereunder. The provisions of this Article shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to indemnification and to such advances and shall be binding upon any successor to the Company to the fullest extent permitted by the laws of Florida as from time to time in effect. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under Florida law or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         Any indemnification or advance required by this Article VII shall be made promptly, and in any event within 30 days, upon the written request of the indemnified party. The right to indemnification or advances as granted by this Article shall be enforceable by the indemnified party in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within 30 days. The indemnified party's costs and expenses incurred in connection with successfully establishing a right of indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Company.

                                  ARTICLE VIII
                             Execution of Contracts,
                      Vouchers, and Negotiable Instruments
                      ------------------------------------

         The Board or the Executive Committee may authorize any of the officers of the Company or any other person or persons, either singly or with another such officer or person as said Board or Committee may direct, to sign, on behalf and in the name of the Company, contracts, indentures, deeds, conveyances, leases, declarations, communications and other instruments and documents, and the Board or the Executive Committee may authorize any of the officers of the Company or any other person or persons, either singly or with another such officer or person as said Board or Committee may direct, to sign, on behalf and in the name of the Company, manually or by facsimile signature, checks, drafts, notes, bonds, debentures, bills of exchange and orders for the payment of money. In case any of the officers of the Company who shall have signed, or whose facsimile signature or signatures shall have been used, as aforesaid, upon any such document, instrument or security shall cease to be such officer of the Company before such document, instrument or security shall have been delivered or issued, such document, instrument or security, upon due delivery or issuance thereof, shall be valid and effective as though the person or persons who signed or whose facsimile signature or signatures were used upon such document, instrument, or security had not ceased to be such officer of the Company.

                                   ARTICLE IX
                    Authority to Transfer and Vote Securities
                    -----------------------------------------

         The Chairman of the Board, the Vice Chairman of the Board, the President, and each Vice President of the Company are each authorized to sign the name of the Company and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Company and to issue the necessary powers of attorney for the same; and each such officer is authorized, on behalf of the Company, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

                                    ARTICLE X
                                   Amendments
                                   ----------

         Except as otherwise provided by law, the Bylaws of the Company may be adopted, altered, amended, or repealed by the Board of Directors, provided, however, the shareholders may repeal, alter, or amend Bylaws adopted by the Board of Directors, may adopt new Bylaws, and may prescribe that any Bylaw made by them may not be altered, amended, or repealed by the Board of Directors.